UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K/A
(Amendment No. 1)

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 14, 2010

TELANETIX, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51995	77-0622733
(State or other jurisdiction of incorporation or organization)	Commission file number	(IRS Employer Identification No.)

11201 SE 8th Street, Suite 200
Bellvue, Washington
(Address of principal executive offices)

(206) 621-3500
(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On July 16, 2010, we filed a Form 8-K (the "Original Filing") relating to the departure and appointment of directors.  The Original Filing had a typo in the Item number referenced therein. The Original Filing referenced Item 5.07 instead of Item 5.02. We are filing this amendment on Form 8-K/A to correct the typo. For convenience, we have included in this filing the entirety of the Original Filing, as amended to correct the typo.

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 13, 2010, James R. Everline resigned from our board of directors. Mr. Everline's resignation was not due to any disagreement with us on any matter relating to our operations, policies or practices. Immediately prior to his resignation, Mr. Everline served on the following committees of our board of directors: audit committee, compensation committee and the nominating & governance committee. He was the chairman of the compensation committee.

On July 14, 2010, our board of directors appointed Charles Hale to our board of directors.  Mr Hale's recent business experience follows:

Mr. Hale is President of DMEP Corporation d/b/a Hale Global, a holding company focused on special situation technology investments.   Mr. Hale formerly served as a Managing Director for York Capital Management focused on special situation investments.   He served as an Associate for Deutsche Bank AG’s buyout fund DB Capital Partners, and as a Senior Analyst for Alex Brown & Sons, Inc.’s Technology Corporate Finance group.

Mr. Hale has held various operational roles for companies facing a variety of operational, strategic, and management challenges.   From 1997 to 1999, Mr. Hale served as Interim Head of Europe, for Inso Corporation, a struggling publishing software company.  From 2003 to 2004, Mr. Hale served as Chief Executive Officer of SightLine Systems Corporation, a public company DMEP acquired under Section 363 of the US Bankruptcy Code in 2003. Mr. Hale was Chief Executive Officer of Summit Design, Inc. for its DMEP-led buyout and turnaround, and served as Chairman until its acquisition in 2006 by Mentor Graphics.  Mr. Hale was President of LocationLogic LLC for its buyout, turnaround, and sale to Telecommunication Systems, Inc.  Mr. Hale currently serves as an officer for the Bearingpoint Liquidating Trust and was Chairman of Bearingpoint, Inc.’s creditors committee.

Prior to his appointment to our board of, Mr. Hale did not have any related party transaction or material relationship with our company.  Mr. Hale is the brother of Martin Hale, Jr., a member of our board of directors.

Mr. Charles Hale was appointed to our board of directors pursuant to the terms of the securities purchase agreement dated June 30, 2010 among us, HCP-TELA, LLC and other buyers, which provides that HCP-TELA, LLC has the right to designate certain of our directors.  We issued senior secured notes and common stock pursuant to the terms of that securities purchase agreement. For so long as such notes are outstanding or the buyers of such notes own more than 40% of the common stock they purchased under the securities purchase agreement, at each annual (or special) meeting, or action in lieu of a meeting, of our stockholders at which directors are to be elected, we agreed to nominate and recommend for election three individuals designated by HCP-TELA, LLC to serve as directors.  The current members of our board of directors that are serving as designees of HCP-TELA, LLC are Mr. Charles Hale, Mr. Martin Hale, Jr., and Mr. David A. Rane.  Mr. Martin Hale, Jr. serves as chairman of our board of directors.

In connection with Mr. Everline's resignation and the appointment of Mr. Charles Hale to our board of directors, our board of directors appointed Mr. Martin Hale, Jr., to the compensation committee and the nominating & governance committee of our board of directors, and appointed Mr. Charles Hale to the audit committee of our board of directors. Following such appointments, the committees of our board of directors are composed of the following directors:

Director	Compensation	Audit	Nominating & Governance
Steve J. Davis	☒	☒	☒ (Chair)
Charles Hale	☐	☒	☐
Martin Hale, Jr.	☒ (Chair)	☐	☒
David A. Rane	☒	☒ (Chair)	☒

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELANETIX, INC.

Dated: July 16, 2010	By:	/s/ J. Paul Quinn
J. Paul Quinn
Chief Financial Officer